UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2009

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced departure of the former Executive Vice President and Chief Operating Officer, Mr. Sherrell E. Smith, from Universal Technical Institute, Inc., a Delaware corporation (the "Company"), Mr. Smith and the Company have executed a Separation Agreement, Waiver and Release (the "Agreement"), on July 30, 2009. The Agreement has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company has agreed to make the following payments to Mr. Smith, conditional on his release of the Company and his agreement to certain other provisions detailed below.

Payments after Separation

• Seventy eight (78) weeks of severance payments totaling $472,500, less applicable tax withholding, payable in equal biweekly installments over the 78 week period following separation (the "Severance Period") and four (4) weeks of vacation pay valued at $24,230.
• The Company will pay the Company portion of the medical and dental premiums to allow coverage provided under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for 78 weeks.
• Pro-rated bonus if and when approved by Board of Directors.
• Twelve months of outplacement services valued at $12,000.
• Payment of legal fees not to exceed $10,000.

Obligations of Mr. Smith under the Agreement

• Execution of a full release of liability in favor of the Company.
• Non-compete and non-solicitation restrictions through the Severance Period.

Item 9.01 Financial Statements and Exhibits.

The Exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

August 4, 2009	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, Waiver and Release with Sherrell E. Smith